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                                                                   Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 of Cell Genesys, Inc. for the registration of 8,028,569 shares of its common stock and to the incorporation by reference therein of our report dated January 27, 1997 with respect to the consolidated financial statements of Cell Genesys, Inc. in its Annual Report on Form 10-K/A, as amended, for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                    /s/ ERNST & YOUNG, L.L.P.

Palo Alto, California
December 23, 1997























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